Exhibit 10.8
Environmental Indemnification and Release Agreement

This Environmental Indemnification and Release Agreement (this “Agreement”) is executed as of the 30th day of August, 2019, by KBSII GRANITE TOWER, LLC, a Delaware limited liability company (“Borrower”), for the benefit of (i) each of the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to that certain Loan Agreement of even date herewith (the “Loan Agreement”) among Borrower, Lenders and Bank of America, N.A., a national banking association, as administrative agent for Lenders (in such capacity, “Administrative Agent”), (ii) Administrative Agent, and (iii) the Indemnified Parties defined and described below.

Recitals

Borrower has requested that Lenders and Administrative Agent make a loan (the “Loan”) to Borrower evidenced by one or more Promissory Notes of even date herewith in the aggregate principal face amount of One Hundred Forty-Five Million and No/100 Dollars ($145,000,000.00), which Loan is secured by, among other things, a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) of even date herewith conveying and encumbering certain real and personal property as therein described (collectively, the “Property”), including the land described in Exhibit A which is attached hereto and made a part hereof. As a condition precedent to making the Loan, Lenders have required that Borrower execute and deliver this Agreement to Administrative Agent. The term “Loan Documents” is used herein as defined in the Deed of Trust.

Agreements

Section 1. Definitions.

As used in this Agreement, the terms defined in the Preamble and in the Recitals hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

“At” or “at,” when used with respect to the Property or any property adjacent to the Property, means “on, at, in, under, above or about.”

“Environmental Claim” means any complaint, action, notice, order, claim, investigation, judicial or administrative proceeding or action, or other similar claims or communications from any Person (defined below) involving or alleging any noncompliance with any Environmental Requirement (defined below) or the existence of any unsafe or hazardous condition resulting from or related to the Release (defined below) of any Hazardous Material (defined below).

“Environmental Law” means any and all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders, principles of common law, judgments, permits, licenses or other determinations of any judicial or regulatory authority, now or hereafter in effect, imposing liability, establishing standards of conduct or otherwise relating to protection of the environment (including natural resources, surface water, groundwater, soils, and indoor and ambient air), health and safety, land use matters or the presence, generation, treatment, storage, disposal, Release or threatened Release, transport or handling of any Hazardous Material.

“Environmental Requirement” means any Environmental Law, or any other applicable agreement or restriction (including any condition or requirement imposed by any third party or insurance or surety company), now or hereafter in effect, which relates to any matters addressed by any Environmental Law, Hazardous Material, or the prevention of any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material.

“Hazardous Material” means any substance, material, element, compound, waste or chemical, whether solid, liquid or gaseous, which is defined, listed, classified or otherwise regulated in any way under any Environmental Laws, or any other such substances or conditions (including mold and other mycotoxins or fungi) which may create any unsafe or hazardous condition or pose any threat to health and safety.

“Indemnified Party” means and includes Administrative Agent, Lenders, any Persons owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent or Lenders, any participants in the Loan, the directors, officers, partners, employees and agents of Administrative Agent or Lenders and/or such Persons, and the successors and assigns of each of the foregoing Persons.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any governmental authority or any other entity.

“Release” means the presence of or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, drums, tanks, and other similar containers, containing any Hazardous Material) into the indoor or outdoor environment.

“Transition Date” means the earlier of the following two dates: (a) the date on which the indebtedness and obligations secured by the Deed of Trust have been paid, performed and finally discharged in full (without possibility for disgorgement), and the Deed of Trust has been released or satisfied; or (b) the date on which the lien of the Deed of Trust is fully and finally foreclosed (and all applicable redemption periods have expired) or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by Administrative Agent or any other purchaser or grantee free of occupancy and claims to occupancy by Borrower and its heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Transition Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

Section 2. Representations and Warranties.

Except as explicitly set forth in Exhibit B which is attached hereto and made a part hereof or in the environmental site assessment(s) of the Property delivered to Administrative Agent in connection with the making of the Loan (“Environmental Reports”), Borrower hereby represents and warrants to, and covenants with, Administrative Agent, without regard to whether

Administrative Agent has or hereafter obtains any knowledge or information related to these matters, as follows:

(a)Use of the Property. To the best of Borrower’s knowledge, during the period of Borrower’s ownership or operation of the Property, (i) the Property has not been used as a treatment, storage or disposal site for any Hazardous Material, for any other waste disposal activities, for industrial or manufacturing purposes or for any other use which could give rise to the Release of any Hazardous Material at the Property or which could create any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material; (ii) there has been no Release at or from the Property at or from any disposal or treatment facility which received Hazardous Materials generated by Borrower or at the Property; and (iii) no active, inactive or abandoned under-ground or above-ground storage tanks or similar containers, or any groundwater or monitoring wells of any kind, are or have been located at the Property.

(b)Environmental Claims and Actions. To the best of Borrower’s knowledge, no Environmental Claim has been asserted against Borrower or with respect to the Property. Borrower does not have knowledge of any threatened or pending Environmental Claim against Borrower, the Property or any facility that may have received Hazardous Material generated by Borrower or at the Property.

(c)Compliance with Laws. To the best of Borrower’s knowledge, during the period of Borrower’s ownership or operation of the Property, the past and present conditions, uses and activities at the Property have complied with all Environmental Requirements. To the best of Borrower’s knowledge, Borrower holds and has held all licenses, permits and approvals required by any governmental authority under any Environmental Requirement in connection with the ownership or operation of the business at the Property and has timely prepared, submitted and made all filings, reports, plans and notifications required under any Environmental Requirement.

(d)Environmental Insurance. Borrower has never applied for and been denied environmental impairment liability insurance coverage relating to the Property. Borrower has furnished to Administrative Agent a copy of all such environmental insurance policies, and all applications (whether denied, accepted or pending), related to Borrower or the Property. At Administrative Agent’s request, Borrower shall cause Administrative Agent or any Lender to be named as an additional insured on any such policy currently in effect.

Section 3. Covenants and Agreements.

(a)Compliance with Environmental Requirements. Borrower will not cause, knowingly commit, knowingly permit or allow to continue: (i) any noncompliance with any Environmental Requirement by Borrower, any tenant or any other Person, by or with respect to the Property or any use of or condition or activity at the Property; (ii) the generation, storage or use of any Hazardous Material at the Property, except for Hazardous Materials that are commonly legally used, stored or generated (and in such amounts commonly legally used, stored or generated) as a consequence of using the Property for its permitted business purposes, but only so long as the use, storage or generation of such Hazardous Materials is in full compliance with all Environmental Requirements; (iii) the treatment, disposal or unauthorized Release of any Hazardous Material at the Property in any manner; (iv) the installation of any above-ground or below-ground storage tanks or other containers containing Hazardous Materials at the Property; (v) any other activity which could create any unsafe or hazardous condition resulting from or related to Hazardous Materials at the Property in violation of Environmental Laws; or
(vi) the attachment of any environmental lien to the Property. Borrower acknowledges that Hazardous Materials may permanently and materially impair the value and use of the Property and shall perform all actions necessary to protect the fair market value of the Property from impairment as a result of Hazardous Materials.

(b)Notice to Administrative Agent. If, at any time, Borrower becomes aware, or has reasonable cause to believe, that any Release or threatened Release of any Hazardous Material has occurred or will occur at the Property, or if Borrower identifies or otherwise becomes aware of any noncompliance or alleged noncompliance with any Environmental Requirement by Borrower or at the Property, any threatened or pending Environmental Claim related to the Property or any event or condition which could result in an Environmental Claim against Borrower or the Property, Borrower shall notify Administrative Agent immediately in writing of such circumstance and shall include a full description of all relevant information. Borrower shall, upon receipt, promptly deliver to Administrative Agent a copy of any report, audit, summary or investigation, of any kind or character, whether prepared by or on behalf of Borrower or by any other Person, related to environmental conditions at the Property or the compliance status of the Property with respect to any Environmental Requirement.

(c)Site Assessments and Information. If Administrative Agent shall ever have reason to believe that any Release or threatened Release of a Hazardous Material in violation of any Environmental Law or any noncompliance with any Environmental Requirement has occurred with respect to the Property, or if any Environmental Claim is made or threatened with respect to the Property, or if an Event of Default (as defined in the Deed of Trust) occurs and is continuing, or following the completion of any corrective action pursuant to Subsection (d) of Section 3, Borrower shall, within thirty (30) days of written request by Administrative Agent and at Borrower’s expense, provide to Administrative Agent an environmental site assessment and compliance audit of the Property which addresses such conditions. Such environmental site assessment and compliance audit shall be performed to the reasonable satisfaction of Administrative Agent, in accordance with good environmental engineering practices and by a consulting firm reasonably acceptable to Administrative Agent. Each report shall be addressed to Administrative Agent. A copy of each report and all supporting documents shall be promptly furnished to Administrative Agent.

(d)Response to Releases, Noncompliance and Environmental Claims. Borrower shall, in compliance with all Environmental Requirements, promptly undertake and complete any and all investigations, testing, abatement, clean up, remediation, response or other corrective action necessary or reasonably recommended to: (i) remove, remediate, clean up or abate any Release or threatened Release of any Hazardous Material at or from the Property to the extent required under any Environmental Law; (ii) correct any noncompliance with any Environmental Requirement by Borrower or at the Property; (iii) address any unsafe or hazardous condition at the Property resulting from or related to any Hazardous Material to the extent required under any Environmental Law; or (iv) make an appropriate response to any threatened or pending Environmental Claim related to Borrower or the Property. Any report or other document prepared in response to any of these events shall be addressed to Administrative Agent. A copy of any such report or other document (and all supporting documents) shall be promptly furnished to Administrative Agent.

(e)Administrative Agent’s Rights. If, during Borrower’s ownership of the Property and until the full repayment of the Loan, Administrative Agent has reasonable grounds to believe that any Hazardous Material is present on the Property in violation of any Environmental Requirement, Administrative Agent shall have the right, but not the obligation, without limitation of Administrative Agent’s rights under the other Loan Documents, and at Borrower’s sole risk and expense, to enter onto the Property upon twenty-four (24) hours prior notice and/or to take, or cause to be taken, such actions as Administrative Agent deems necessary or advisable (but subject to the rights of the tenants under their leases) to investigate, clean up, remediate or otherwise respond to, address or correct any of the issues addressed in this Agreement. Borrower shall reimburse Administrative Agent on demand for the costs of any such action. Administrative Agent agrees, however, that, except in the case of an emergency, Administrative Agent will take such action only after written notice to Borrower of the circumstances and the failure by Borrower, within a reasonable period of time following receipt of such notice, to commence or diligently pursue to completion the appropriate corrective action. Administrative Agent owes no duty of care to protect Borrower or any other Person against, or to inform Borrower or any other Person of, any Hazardous Material or other environmental condition affecting the Property.

Section 4. Indemnification.

(a)Indemnified Matters. Borrower hereby agrees to protect, indemnify, defend, release and hold each Indemnified Party harmless from and against, and reimburse each Indemnified Party on demand for, any and all losses, costs, liabilities (including strict liabilities), claims (including Environmental Claims), damages, expenses (including reasonable attorneys’ fees incurred by Administrative Agent in connection with enforcing this provision), penalties or fines of any kind whatsoever paid, incurred or suffered by, or asserted against, any Indemnified Party by any Person in connection with, arising out of or resulting in any way whatsoever from:

(i)the presence, Release or threatened Release of any Hazardous Material at or from the Property, on or before the Transition Date; or
(ii)the breach of any representation, warranty, covenant or agreement contained in this Agreement because of any act, omission, event or condition existing or occurring on or before the Transition Date; or
(iii)any violation or potential violation, on or before the Transition Date, of any Environmental Requirement in effect on or before the Transition Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or
(iv)any Environmental Claim related to any act, omission, event or condition existing or occurring in connection with the use or occupancy of the Property at any time on or before the Transition Date; or

(v)the filing or imposition of any environmental lien against the Property at any time on or before the Transition Date;

and regardless of whether any matter set forth in the foregoing Subsections (i) through (v) was caused by Borrower, a prior owner of the Property, or any other Person whatsoever. Such indemnity shall not apply, however, to a particular Indemnified Party to the extent that the subject of the indemnification is or was caused by or arises out of the sole or gross negligence or willful misconduct of that particular Indemnified Party.

(b)Defense of Claims. Upon demand by an Indemnified Party, Borrower shall diligently defend any Environmental Claim related to any act, omission, event or condition existing or occurring in connection with the use or occupancy of the Property at any time on or before the Transition Date which relates to the Property or is threatened or commenced against such Indemnified Party, all at Borrower’s own cost and expense and by counsel to be approved by Administrative Agent in the exercise of its reasonable judgment. In the alternative, Administrative Agent may elect, at any time and for any reason, to conduct its own defense through counsel selected by Administrative Agent and at the sole cost and expense of Borrower.

Section 5. Release.

Borrower hereby releases and forever discharges, and covenants not to sue, each Indemnified Party from any and all claims, injuries, demands, costs, penalties, attorneys’ fees, costs of litigation and causes of action of any kind whatsoever, now or hereafter in existence, known or unknown, which Borrower may have against any Indemnified Party and which are related to events, omissions or circumstances arising from or related to the Property or matters addressed in this Agreement, including any actions taken pursuant to Subsection (e) of Section 3 or any events described in Subsection (a) of Section 4. The release set forth in this Section 5 shall not apply, however, to a particular Indemnified Party to the extent that the subject of the release is or was caused by or arises out of the sole or gross negligence or willful misconduct of that particular Indemnified Party.

Section 6. Notices.

All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile as provided in Section 9.3 of the Loan Agreement. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt; provided that service of a notice or communication required by any applicable statute shall be considered complete when the requirements of that statute are met. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 7. Release from Liability.

(a)Notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, Borrower shall have the right to terminate its continuing liability under this Agreement upon fulfillment of each of the following conditions to the reasonable satisfaction of Administrative Agent:

(i)Administrative Agent shall have received payment in full of all of the payment Obligations (as defined in the Deed of Trust) then due, including but not limited to repayment in full of all principal outstanding under the Notes (as defined in the Deed of Trust) and all accrued but unpaid interest thereon, but excluding any of the Obligations which might arise in the future (but as to which no claim has then arisen) under the provisions of this Agreement.
(ii)Borrower shall have delivered to Administrative Agent a current environmental site assessment for the Property and such report does not disclose the existence of any new violation (i.e., not previously disclosed in the Environmental Reports) of any Environmental Law or any Environmental Claims applicable to the Property, which report shall be dated, or last updated, to a date which is not earlier than ten (10) business days prior to the date on which the Deed of Trust was discharged or released of record.
(iii)No Environmental Claim shall be pending or threatened in writing with respect to the Property.
(iv)The Notes have been repaid without Administrative Agent, Lenders or any affiliate thereof ever having taken actual or constructive possession of any of the Property (or any portion thereof), through either: (i) the appointment of a receiver, or (ii) any other exercise of Administrative Agent’s rights and remedies following an Event of Default.

(b)Such termination of Borrower’s liability under this Section 7 shall become effective only upon the delivery by Administrative Agent to Borrower of a specific written acknowledgment of the satisfaction of the foregoing conditions and the termination of such obligations, which acknowledgment Administrative Agent agrees to provide unless Administrative Agent makes the good faith determination that the conditions to such termination have not been satisfied.

Section 8. Miscellaneous.

(a)Consideration. Borrower acknowledges that Administrative Agent has relied and will rely on the representations, warranties, covenants and agreements herein in closing and funding the Loan and that the execution and delivery of this Agreement is an essential condition but for which Administrative Agent would not close or fund the Loan.

(b)Survival. Subject to the provisions of Section 7 hereof, the representations, warranties, covenants and agreements in this Agreement shall be binding upon Borrower and its successors, assigns and legal representatives and shall inure to the benefit of Administrative Agent, Lenders and their successors, assigns and legal representatives and participants in the Loan; and shall not terminate on the Transition Date or upon the release, foreclosure or other termination of the Deed of Trust, but will survive the Transition Date, the payment in full of the indebtedness secured by the Deed of Trust, foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, the release or termination of the Deed of Trust and any or all of the other Loan Documents, any investigation by or on behalf of Administrative Agent, any bankruptcy or other debtor relief proceeding, or any other event whatsoever.

(c)Rights Cumulative. Administrative Agent’s and Lenders’ rights under this Agreement shall be in addition to all rights of Administrative Agent and Lender under the other Loan Documents or at law or in equity, and payments by Borrower under this Agreement shall not reduce Borrower’s obligations and liabilities under any of the other Loan Documents. The liability of Borrower or any other Person under this Agreement shall not be limited or impaired in any way by any provision in the other Loan Documents or applicable law limiting Borrower’s or such other Person’s liability or Administrative Agent’s recourse or rights to a deficiency judgment. The liability of such other Person, if applicable, under this Agreement shall not be limited or impaired in any way by any change, extension, release, inaccuracy, breach or failure to perform by any party under the Loan Documents, such other Person’s liability hereunder being direct and primary and not as a guarantor or surety. Borrower hereby waives any rights it might have under C.R.S. §§ 13-50-102 and 103.

(d)Rights Under Environmental Requirements. Nothing in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of Lender or any other Indemnified Party against Borrower or any other Person under any Environmental Requirement or otherwise at law or in equity, including any rights of contribution or indemnification.

(e)No Waiver. No delay or omission by Administrative Agent or any Lender to exercise any right under this Agreement shall impair any such right nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.

(f)Invalid Provisions. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

(g)Construction. Whenever in this Agreement the singular number is used, the same shall include plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate. The headings in this Agreement are for convenience only and shall be disregarded in the interpretation hereof. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

(h)Applicable Law; Forum. The laws of the State of Colorado and applicable United States federal law shall govern the rights and duties of the parties hereto and the validity, enforcement and interpretation hereof. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court, sitting in the State of Colorado and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Loan. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state(s) specified above may be made by certified or registered mail, return receipt requested, directed to Borrower at the address for notice to Borrower stated below, or at a subsequent address of which Administrative Agent received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of Administrative Agent or any Lender to bring proceedings against Borrower in any other court or jurisdiction.

(i)Counterparts; Modification. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto.

(j)Limited Recourse Provision. Administrative Agent shall have no recourse against, nor shall there be any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower with respect to the obligations of Borrower or Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Administrative Agent’s right to exercise any rights or remedies against any collateral securing the Loan.

Section 9. WAIVER OF JURY TRIAL.

(a) BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY WAIVE TRIAL BY JURY IN RESPECT OF ANY “ENVIRONMENTAL CLAIM” AS DEFINED IN SECTION 1. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, ADMINISTRATIVE AGENT AND LENDERS, AND BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. BORROWER,

ADMINISTRATIVE AGENT AND LENDERS ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 9 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures begin on following page.]

IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Agreement to be executed as of the date first written above.

BORROWER:

KBSII GRANITE TOWER, LLC,
a Delaware limited liability company

By: KBSII REIT ACQUISITION XVIII, LLC,
a Delaware limited liability company,
its sole member

By: KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By: KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By: KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland
its general partner

By: /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Borrower's Address for Notices:	With a copy to:

KBSII GRANITE TOWER, LLC c/o KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attn: Clint Copulus Telephone: (949) 417-6568 E-mail: ccopulus@kbs.com	Greenberg Traurig LLP 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Attn: Bruce Fischer Telephone: (949) 732-6670 Electronic Mail: fischerb@gtlaw.com

and

KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attn: Todd Smith Telephone: (949) 797-0338 E-mail: tsmith@kbs.com

The address of Administrative Agent is:	ADMINISTRATIVE AGENT:

Bank of America, N.A. 520 Newport Center Drive, Suite 1100 Newport Beach, California 92660 Attn: Kevin McLain	BANK OF AMERICA, N.A., a national banking association By: /s/ Paul S.Kim Name: Paul S. Kim Title: Vice President

S-2

EXHIBIT A

Description of Land

REAL PROPERTY IN THE CITY OF DENVER, COUNTY OF DENVER, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1 - FEE TITLE

UNITS 1, 1A, 1B, 1C AND 5, BLOCK 95 CONDOMINIUMS,

ACCORDING TO THE AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED DECEMBER 19, 2005 UNDER RECEPTION NO. 2005215222, AS AMENDED BY AMENDED AND RESTATED FIRST AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED OCTOBER 7, 2010 AT RECEPTION NO. 2010115794, SECOND AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED MARCH 21, 2011 AT RECEPTION NO. 2011031047, THIRD AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED OCTOBER 22, 2013 AT RECEPTION NO. 2013154449, FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED MARCH 5, 2015 AT RECEPTION NO. 2015028233, AND FIFTH AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED SEPTEMBER 28, 2017 AT RECEPTION NO. 2017128174, AND THE AMENDED AND RESTATED CONDOMINIUM MAP THEREOF RECORDED DECEMBER 19, 2005 UNDER RECEPTION NO. 2005215223, AS AMENDED BY FIRST AMENDMENT TO THE AMENDED AND RESTATED CONDOMINIUM MAP FOR BLOCK 95 CONDOMINIUMS RECORDED FEBRUARY 12, 2008 UNDER RECEPTION NO. 2008017796, IN THE RECORDS OF THE CLERK AND RECORDER OF THE CITY AND COUNTY OF DENVER, STATE OF COLORADO.

PARCEL 2

NONEXCLUSIVE EASEMENTS: (A) TO USE EACH COMMON ELEMENT (AS DEFINED IN THE DECLARATION, AS HEREINAFTER DEFINED), (B) OVER AND ACROSS ALL COMMON ELEMENTS FOR THE USE AND ENJOYMENT OF UNITS 1, 1A, 1B, 1C AND 5, BLOCK 95 CONDOMINIUMS, THE PARKING RIGHTS AND THE LIMITED COMMON ELEMENTS (AS SUCH TERMS ARE DEFINED IN THE DECLARATION, AS HEREINAFTER DEFINED), (B) OVER AND ACROSS ALL COMMON ELEMENTS AND THE OTHER UNITS (AS DEFINED IN THE DECLARATION, AS HEREINAFTER DEFINED) FOR HORIZONTAL, VERTICAL, AND LATERAL SUPPORT, (C) OVER AND ACROSS ALL STAIRS, HALLWAYS, LOBBIES, DRIVE LANES, WALKWAYS AND OTHER ACCESS-WAYS DESIGNATED AS COMMON ELEMENTS TO GAIN PEDESTRIAN AND VEHICULAR ACCESS, (D) OVER AND ACROSS ALL STAIRS, HALLWAYS, LOBBIES, DRIVE LANES, WALKWAYS AND OTHER ACCESS-WAYS

FOR EMERGENCY EGRESS, (E) FOR INGRESS AND EGRESS TO AND FROM THE LOADING DOCK (AS DEFINED IN THE DECLARATION, AS HEREINAFTER DEFINED) FOR THE USE OF THE LOADING DOCK, (F) FOR ENCROACHMENTS, (G) FOR REPAIR, MAINTENANCE, RESTORATION AND RECONSTRUCTION, (H) TO ENTER UPON, ACROSS, OVER, IN, AND UNDER ANY PORTION OF THE CONDOMINIUM PROJECT (AS DEFINED IN THE DECLARATION, AS HEREINAFTER DEFINED) FOR THE PURPOSE OF CHANGING, CORRECTING, OR OTHERWISE MODIFYING THE GRADE OR DRAINAGE CHANNELS TO IMPROVE THE DRAINAGE OF WATER, (I) FOR THE PURPOSE OF MAINTAINING, REPAIRING AND REPLACING THE EXISTING DRAINAGE OF WATER FROM, OVER, AND ACROSS THE CONDOMINIUM PROJECT, (J) FOR THE USE OF ALL SHAFTS, CHUTES, FLUES, DUCTS, VENTS, CHASES, PIPES, WIRES, CONDUITS, AND UTILITY LINES FOR UTILITIES, AND (K) FOR ACCESS TO AND OPERATION, MAINTENANCE, REPAIR AND REPLACEMENT OF THE CENTRAL PLANT (AS DEFINED IN THE DECLARATION, AS HEREINAFTER DEFINED), INCLUDING THE PLATE HEAT EXCHANGER AND THE PLATE HEAT DISTRIBUTION LINES (AS SUCH TERMS ARE DEFINED IN THE DECLARATION, AS HEREINAFTER DEFINED), CONTAINED IN THAT AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 96 CONDOMINIUMS, RECORDED DECEMBER 19, 2005 AT RECEPTION NO. 2005215222, AMENDED AND RESTATED FIRST AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED OCTOBER 7, 2010 AT RECEPTION NO. 2010115794, SECOND AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED MARCH 21, 2011 AT RECEPTION NO. 2011031047, THIRD AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED OCTOBER 22, 2013 AT RECEPTION NO. 2013154449, FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED MARCH 5, 2015 AT RECEPTION NO. 2015028233, AND FIFTH AMENDMENT TO AMENDED AND RESTATED MASTER DECLARATION OF BLOCK 95 CONDOMINIUMS RECORDED SEPTEMBER 28, 2017 AT RECEPTION NO. 2017128174 (AS AMENDED, THE "DECLARATION").

PARCEL 3

REVOCABLE PERMIT OR LICENSE TO ENCROACH WITH AN UNDERGROUND PARKING STRUCTURE, CONTAINED IN THAT ORDINANCE NO. 3, SERIES OF 1981 RECORDED JULY 11, 1985 AT RECEPTION NO. 037798, IN THE FOLLOWING DESCRIBED AREAS IN THE CITY AND COUNTY OF DENVER AND STATE OF COLORADO, TO WIT:

THOSE PARTS OF 18TH STREET, 19TH STREET, CURTIS STREET AND ARAPAHOE STREET ADJACENT TO BLOCK 95, EAST DENVER, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF BLOCK 95, EAST DENVER; THENCE WESTERLY TO A POINT THAT IS 9.50 FEET SOUTHWESTERLY OF AND 9.5 FEET NORTHWESTERLY OF SAID NORTHERLY CORNER; THENCE

SOUTHWESTERLY AND PARALLEL WITH THE NORTHWESTERLY LINE OF SAID BLOCK 95, 382.41 FEET; THENCE SOUTHERLY TO A POINT THAT IS 9.50 FEET SOUTHEASTERLY OF AND 9.50 FEET SOUTHWESTERLY OF THE MOST WESTERLY CORNER OF SAID BLOCK 95; THENCE SOUTHEASTERLY AND PARALLEL WITH THE SOUTHWESTERLY LINE OF SAID BLOCK 95, 247.50 FEET; THENCE EASTERLY TO A POINT THAT IS 9.50 FEET NORTHEASTERLY OF AND 9.50 FEET SOUTHEASTERLY OF THE MOST SOUTHERLY CORNER OF SAID BLOCK 95; THENCE NORTHEASTERLY AND PARALLEL WITH THE SOUTHEASTERLY LINE OF SAID BLOCK 95, 382.41 FEET; THENCE NORTHERLY TO A POINT THAT IS 9.50 FEET NORTHEASTERLY OF AND 9.50 FEET NORTHWESTERLY OF THE MOST EASTERLY CORNER OF SAID BLOCK 95; THENCE NORTHWESTERLY AND PARALLEL WITH THE NORTHEASTERLY LINE OF SAID BLOCK 95, 247.50 FEET; THENCE WESTERLY TO THE POINT OF BEGINNING.

PARCEL 4

EASEMENT FOR ACCESS TO AND OPERATING AND MAINTAINING AN OVERHEAD WALKWAY AS CONTAINED IN RECIPROCAL EASEMENT AGREEMENT RECORDED DECEMBER 31, 1985 AT RECEPTION NO. 010837, AND FIRST AMENDMENT THERETO RECORDED MARCH 30, 2007 AT RECEPTION NO. 2007050623.

ASSESSOR PARCEL NUMBER: 0234510027027, 0234510032032, 0234510031031, 0234510033033/034

EXHIBIT B

Specific Exceptions to Borrower's Representations and Warranties

None.
B-1